Exhibit 1.1
                                                                   -----------




                              Global Signal Inc.

                               5,750,000 Shares

                                 Common Stock

                            UNDERWRITING AGREEMENT

                               dated May 3, 2005









                       Morgan Stanley & Co. Incorporated

                        Banc of America Securities LLC

                         Citigroup Global Markets Inc.

                       Raymond James & Associates, Inc.

                           Blaylock & Company, Inc.

                            Underwriting Agreement


May 3, 2005

MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
RAYMOND JAMES & ASSOCIATES, INC.
BLAYLOCK & COMPANY, INC.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

and

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019

as Representatives of the several Underwriters

Ladies and Gentlemen:

         Introductory. Global Signal Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 5,750,000 shares (the "Firm Common Shares") of its Common Stock, par value $0.01 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 575,000 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Morgan Stanley & Co. Incorporated, and Banc of America Securities LLC have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (File No. 333-121576), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first furnished to the Underwriters for use by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of the Representatives, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated May 2, 2005 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The Company hereby confirms its agreements with the Underwriters as follows:

         SECTION 1. Representations and Warranties.

         The Company hereby represents, warrants and covenants to each Underwriter as follows:

         (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, at the First Closing Date (as defined below) and any Option Closing Date (as defined below), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the date of any such amendment or supplement, and at the First Closing Date (as defined below) and any Option Closing Date (as defined below), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the earlier of the purchase of all Optional Common Shares or the expiration of the period referred to in
Section 2(c) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

         (c) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (d) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

         (e) No Applicable Registration or Other Similar Rights. Except as otherwise disclosed in the Registration Statement or Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (f) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (g) Independent Accountants.

                  (i) Ernst & Young LLP, who have expressed their opinion as set forth in the Registration Statement with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of (i) the Company and (ii) Tower Ventures, Lattice Acquisition, Didier Communications Acquisition and Towers of Texas Acquisition (the entities referred to in clause (ii) referred to collectively as, the "E&Y Acquisition Entities"), filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent registered public or independent registered certified public accountants as required by the Securities Act. In this Agreement and in the applicable statements of revenue and certain expenses of the E&Y Acquisition Entities included in the Registration Statement: (a) "Tower Ventures" refers to a portfolio of 97 communications sites representing 97 of the 100 communications sites previously owned by Tower Ventures III LLC; (b) "Lattice Acquisition" refers to a portfolio of 236 communications sites under management or lease previously owned by Lattice Communications, LLC;
         (c) "Didier Communication Acquisition" refers to a portfolio of 95 communications sites previously owned by Didier, Inc., Ozark Towers, Inc., Ridgeline Communications, Inc., Law Towers I, LLC and Centerville Towers, LLC; and (d) "Towers of Texas Acquisition" refers to a portfolio of 48 communications sites previously owned by Towers of Texas, Inc.

                  (ii) KPMG LLP, who have expressed their opinion as set forth in the Registration Statement with respect to the statements of revenue and certain expenses of Sprint Sites USA, filed with the Commission as part of the Registration Statement and included in the Prospectus, are independent registered public or independent registered certified public accountants as required by the Securities Act. In this Agreement and in the statements of revenue and certain expenses of Sprint Sites, USA, included in the Registration Statement, "Sprint Sites USA" refers to a portfolio of approximately 6,600 communications sites previously leased by various affiliates of Sprint Corporation.

                  (iii) PricewaterhouseCoopers LLP, who have expressed their opinion as set forth in the Registration Statement with respect to the statement of revenue and direct operating expenses of SunCom Acquisition, filed with the Commission as part of the Registration Statement and included in the Prospectus, are an independent registered public accounting firm as required by the Securities Act. In this Agreement and in the statements of revenue and direct operating expenses of SunCom Acquisition included in the Registration Statement, "SunCom Acquisition" refers to a portfolio of 169 communications sites owned by various affiliates of Triton PCS Holdings, Inc.

                  (iv) Dixon Hughes PLLC, who have expressed their opinion as set forth in the Registration Statement with respect to the statements of revenue and certain expenses of ForeSite 2005 Acquisition, filed with the Commission as part of the Registration Statement and included in the Prospectus, are independent registered public or independent registered certified public accountants as required by the Securities Act. In this Agreement and in the statements of revenue and certain expenses of ForeSite 2005 Acquisition included in the Registration Statement, "ForeSite 2005 Acquisition" refers to a portfolio of 172 communications sites previously owned by various affiliates of ForeSite LLC. The E&Y Acquisition Entities, Sprint Sites USA, SunCom Acquisition and ForeSite 2005 Acquisition are herein collectively referred to as the "Acquisition Entities".

         (h) Preparation of the Financial Statements. The consolidated financial statements and schedules of the Company filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the consolidated results of their operations and cash flows for the periods specified. The statements of revenue and certain expenses of each of the Acquisition Entities filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the revenue and certain expenses of each of the Acquisition Entities for the periods specified. Such financial statements and schedules of the Company and statements of revenue and certain expenses of each of the Acquisition Entities have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Such statements of revenue and certain expenses of each of the Acquisition Entities were prepared for the purpose of complying with the rules and regulations of the Commission, primarily Rule 3-14 of Regulation S-X, and do not represent a complete presentation of the results of operations as required by U.S. generally accepted accounting principles. No other financial statements or schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Information", "Capitalization" and "Selected Historical Consolidated Financial Information" fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Registration Statement.

         The pro forma condensed consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (i) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact its business as described in the Prospectus and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as described in the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

         (j) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus, and such description conforms to the rights set forth in the instruments defining the same. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (k) Listing. The Common Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (l) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its "significant subsidiaries" as such term is defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission under the Securities Act is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Amended and Restated Loan and Security Agreement dated February 5, 2004 between Pinnacle Towers Inc. and any other borrower or borrowers that may become a party thereto, as Borrowers, and Towers Finco LLC, as Lender, the Amended and Restated Loan and Security Agreement, dated as of December 7, 2004, by and among Pinnacle Towers Acquisition Holdings LLC, other Borrowers and Tower Finco II LLC, the Second Amended and Restated Credit Agreement, dated as of April 15, 2005, among Global Signal Operating Partnership, L.P., Bank of America, N.A. and the other lenders party thereto, the Acquisition Credit Agreement, dated as of April 25, 2005, by and among Global Signal Acquisitions LLC, as Borrower, the Lenders from time to time party thereto, and Morgan Stanley Asset Funding Inc., as Administrative Agent and Collateral Agent, the Investment Agreement, dated February 14, 2005, by and among Global Signal OP, Fortress Investment Fund II LLC, various affiliates of Abrams Capital LLC and Greenhill Capital Partners , L.P. and the Agreement to Contribute, Lease and Sublease, by and among Sprint Corporation, certain subsidiaries of Sprint Corporation and Global Signal Inc.) or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below), except such as will be satisfied through repayment made by the Company with proceeds from the offering and sale of the Common Shares, under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or consents as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except the registration under the Securities Act and such as have been obtained or made by the Company under applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD"). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (m) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

         (n) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies, including without limitation the Federal Communications Commission (the "FCC") and the Federal Aviation Authority (the "FAA"), necessary to conduct their respective businesses, except where a failure to possess such certificates, authorizations or permits would not, singly or in the aggregate, result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (o) Title to Properties. Except as disclosed in the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) Permitted Encumbrances and (ii) as would not result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, except as would not result in a Material Adverse Change. "Permitted Encumbrances" shall mean (a) liens that are expressly described in or contemplated by the Prospectus and (b) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the properties or assets for the purposes intended therefor as contemplated in the Prospectus.

         (p) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate cause a Material Adverse Change. The Company has made, to the extent required by GAAP, adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

         (q) REIT Qualification. The Company has, since its inception, been organized and operated, and as of the First Closing Date and any Option Closing Date (as defined below), as the case may be, will continue to be organized and to operate, in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

         (r) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.

         (s) Insurance. Other than as set forth on Schedule B, each of the Company and its subsidiaries are insured by institutions that are rated investment grade with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Except for changes to director's and officer's insurance, the Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Since November 1, 2002, neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

         (t) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of the Common Shares.

         (u) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

         (v) Company's Accounting System. Except as disclosed in the Prospectus, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (x) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

         (y) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (z) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

         (aa) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

         (bb) Compliance with Laws. Except as otherwise provided in or contemplated by this Section l, the Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

         (cc) Applicable Orders. No violation of, conflict with, or contravention of, any of the judgments, orders and decrees affecting the Company or any of its subsidiaries, other than a violation of, conflict with, or contravention of, any of the judgments, orders and decrees listed on
Schedule IV to Exhibit B hereto, would be reasonably likely to result in a Material Adverse Change.

         The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

         SECTION 2. Purchase, Sale and Delivery of the Common Shares.

         (a) The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $29.3185 per share.

         (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, NY 10019 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on May 9, 2005 or such other time and date not later than 1:30 p.m. New York time, on May 16, 2005 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of
Section 10.

         (c) The Optional Common Shares; the Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 575,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised in whole or from time to time in part upon notice by the Representatives to the Company, which notice or notices may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and
(iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an "Option Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

         (e) Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at any Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

         It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Each of the Representatives, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or any Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Firm Common Shares and the Optional Common Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct, and shall be registered in such names and denominations as the Representatives shall have requested at least one full business day prior to the First Closing Date (or any Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

         SECTION 3. Additional Covenants of the Company.

         The Company further covenants and agrees with each Underwriter as follows:

         (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object in writing.

         (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission with respect to the Registration Statement, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings for 45 days after the date of this Agreement that adversely affect the listing or quotation of the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act.

         (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

         (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares, of which it is aware, for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (g) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

         (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act, including Rule 158 thereunder.

         (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed by it under the Exchange Act.

         (j) Company to Provide Interim Financial Statements. Prior to the First Closing Date and any Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (k) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Common Shares on the New York Stock Exchange.

         (l) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 30th day following the date of the Prospectus, the Company will not directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or in any manner transfer all or a portion of the economic consequences associated with the ownership of shares of Common Stock, or cause a registration statement covering any shares of Common Stock to be filed, without the prior written consent of the Representatives; provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus; and provided further that the Company may issue Common Stock upon exercise of outstanding options or warrants; and provided further that the Company may issue shares of Common Stock or options to purchase its Common Stock in mergers or acquisitions provided that the recipient of such shares or options agrees in writing with the Representatives, in an agreement in the form of Exhibit A hereto, not to sell, offer, dispose of or otherwise transfer any such shares or options during such 30-day period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives); and provided further that the Company may issue shares of Common Stock or options to purchase its Common Stock as required by the (i) Investment Agreement, dated as of February 14, 2005, by and among the Company, Fortress Investment Fund II LLC, Abrams Capital Partners II, L.P., Abrams Capital Partners I, L.P. Whitecrest Partners, L.P., Abrams Capital International, LTD, Riva Capital Partners, L.P., Greenhill Capital Partners, L.P., Greenhill Capital Partners (Cayman), L.P., Greenhill Capital Partners (Executives), L.P., Greenhill Capital, L.P., and Greenhill Capital Partners (Employees) II, L.P. and (ii) the Option Agreement, by and among the Company, Fortress Investment Fund II LLC, Abrams Capital Partners II, L.P., Abrams Capital Partners I, L.P., Whitecrest Partners, L.P., Abrams Capital International, LTD, Riva Capital Partners, L.P., Greenhill Capital Partners, L.P., Greenhill Capital Partners (Cayman), L.P., Greenhill Capital Partners (Executives), L.P., Greenhill Capital, L.P., and Greenhill Capital Partners (Employees) II, L.P. (the form of which is filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed on February 17, 2005). The 30-day restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the 30-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day period, the "lock-up" restrictions described above will continue to apply until the expiration of the 18-day period beginning on the earnings release or the occurrence of the material news or material event.

         (m) Future Reports to the Representatives. During the period of three years hereafter the Company will furnish to the Representatives c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention:
Equity Capital Markets Syndicate Desk, and Banc of America Securities LLC, 9 West 57th Street, New York, NY 10022, Attention: Thomas M. Morrison (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) to the extent not otherwise available on EDGAR, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (n) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

         (o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (p) Offering Materials Furnished to Underwriters. The Company will deliver to the Representatives one complete manually or facsimile signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

         SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on the New York Stock Exchange, and (ix) all other fees, costs and expenses referred to in Item 31 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including, without limitation, the fees and disbursements of their counsel, any advertising expenses connected with any offers they may make and stock transfer taxes on resale of any of the Common Shares by them.

         SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the relevant Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the relevant Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letters.

                  (i) On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent registered public or independent certified public accountants for the Company and each of the E&Y Acquisition Entities, letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72, as amended by SAS 76 and SAS 86 (or any successor standard), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus relating to (a) the Company and its consolidated subsidiaries and (b) the E&Y Acquisition Entities (and the Representatives shall have received an additional five (5) conformed copies of such accountants' letters for each of the several Underwriters).

                  (ii) On the date hereof, the Representatives shall have received from KPMG LLP, independent registered public or independent certified public accountants for Sprint Sites USA, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72, as amended by SAS 76 and SAS 86 (or any successor standard), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus relating to Sprint Sites USA (and the Representatives shall have received an additional five (5) conformed copies of such accountants' letters for each of the several Underwriters).

                  (iii) On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, an independent registered public accounting firm who have expressed their opinion with respect to the statement of revenue and direct operating expenses of SunCom Acquisition, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect that: (i) they are an independent registered public accounting firm with respect to Triton PCS Holdings, Inc and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and (ii) in their opinion, the statement of revenue and direct operating expenses of SunCom Acquisition audited by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission (and the Representatives shall have received an additional five (5) conformed copies of such accountants' letters for each of the several Underwriters).

                  (iv) On the date hereof, the Representatives shall have received from Dixon Hughes PLLC, independent registered public or independent certified public accountants for ForeSite 2005 Acquisition, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72, as amended by SAS 76 and SAS 86 (or any successor standard), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus relating to ForeSite 2005 Acquisition (and the Representatives shall have received an additional five (5) conformed copies of such accountants' letters for each of the several Underwriters).

         (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the relevant Option Closing Date:

                  (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                  (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the relevant Option Closing Date:

                  (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company, any of its subsidiaries, Global Signal Trust I or Global Signal Trust II by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (d) Opinions of Counsel for the Company. On each of the First Closing Date and any Option Closing Date the Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP (i) an opinion as counsel for the Company, dated as of the First Closing Date or the Option Closing Date, as applicable, substantially in the form attached as Exhibit B, (ii) the tax letter as special tax counsel for the Company, dated as of the First Closing Date or the Option Closing Date, as applicable, substantially in the form attached as Exhibit C, and (iii) the negative assurance letter as counsel for the Company, dated as of the First Closing Date or the Option Closing Date, as applicable, substantially in the form attached as Exhibit D.

         (e) Opinion of General Counsel for the Company. On each of the First Closing Date and any Option Closing Date the Representatives shall have received the opinion of Greerson G. McMullen, Executive Vice President and General Counsel for the Company, dated as of the First Closing Date or the Option Closing Date, as applicable, substantially in the form attached as Exhibit E.

         (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and any Option Closing Date the Representatives shall have received the opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated as of the First Closing Date or the Option Closing Date, as applicable, with respect to the matters set forth in paragraphs (1), (5) and (9) of Exhibit B, the fifth full paragraph of Exhibit D, and with respect to matters relating to the lack of preemptive rights of the stockholders of the Company under the charter or by-laws of the Company or Delaware General Corporation Law, the effectiveness of the Registration Statement and the accuracy of the statements contained in the Prospectus under the captions "Description of Capital Stock" and "Underwriting".

         (g) Officers' Certificate. On each of the First Closing Date and any Option Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the First Closing Date or the Option Closing Date, as applicable, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to the date of the Officer's Certificate, there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the date of such Officer's Certificate; and

                  (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such Officer's Certificate.

         (h) Bring-down Comfort Letters.

                  (i) On each of the First Closing Date and any Option Closing Date the Representatives shall have received from Ernst & Young LLP, independent registered public or independent registered certified public accountants for the Company, letters dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to subsection (a)(i) of this Section 5 relating to (i) the Company and its consolidated subsidiaries and (ii) each of the E&Y Acquisition Entities, respectively, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or any Option Closing Date, as the case may be (and the Representatives shall have received an additional five (5) conformed copies of such accountants' letters for each of the several Underwriters).

                  (ii) On each of the First Closing Date and any Option Closing Date the Representatives shall have received from KPMG LLP, independent registered public or independent registered certified public accountants for Sprint Sites USA, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a)(ii) of this Section 5 relating to Sprint Sites USA, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or any Option Closing Date, as the case may be (and the Representatives shall have received an additional five (5) conformed copies of such accountants' letters for each of the several Underwriters).

                  (iii) On each of the First Closing Date and any Option Closing Date the Representatives shall have received from PricewaterhouseCoopers LLP, an independent registered public accounting firm who have expressed their opinion with respect to the statement of revenue and direct operating expenses of SunCom Acquisition, a letter dated such date, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a)(iii) of this Section 5 relating to SunCom Acquisition, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or any Option Closing Date, as the case may be (and the Representatives shall have received an additional five (5) conformed copies of such accountants' letters for each of the several Underwriters).

                  (iv) On each of the First Closing Date and any Option Closing Date the Representatives shall have received from Dixon Hughes PLLC, independent registered public or independent registered certified public accountants for ForeSite 2005 Acquisition, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a)(iv) of this Section 5 relating to ForeSite 2005 Acquisition, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or any Option Closing Date, as the case may be (and the Representatives shall have received an additional five (5) conformed copies of such accountants' letters for each of the several Underwriters).

         (i) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Representatives shall have been furnished with an agreement in the form of Exhibit A hereto from each director and officer of the Company, FRIT PINN LLC, Fortress Registered Investment Trust, Fortress Pinnacle Investment Fund LLC, GCP SPVI, LLC, Greenhill Capital Partners LLC, Greenhill Capital Partners, L.P., Greenhill Capital Partners (Cayman), L.P., Greenhill Capital Partners (Executives), L.P., Greenhill Capital, L.P., Abrams Capital , LLC, Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P., Whitecrest Partners, L.P., 222 Partners LLC, and Great Hollow International, L.P., and such agreements and all lock-up agreements delivered prior to the date hereof to the Representatives shall be in full force and effect on each of the First Closing Date and any Option Closing Date.

         (j) Additional Documents. On or before each of the First Closing Date and any Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the relevant Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4,
Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 11, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

         Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 hereof, (b) any Underwriter to the Company, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 8. Indemnification.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this
Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph, the first and third sentences in the first paragraph within the subsection entitled "Commissions and Discounts", and the statements set forth within the subsection entitled "Price Stabilization, Short Positions and Penalty Bids", in each case under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 9. Contribution. If the indemnification provided for in
Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited; or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Representatives:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, NY 10036
         Facsimile:  (212) 761-0316
         Attention:  Equity Capital Markets Syndicate Desk

         Banc of America Securities LLC
         9 West 57th Street
         New York, NY 10019
         Facsimile:  (212) 933-2217
         Attention:  Thomas M. Morrison

         With a copy to:

         Banc of America Securities LLC
         9 West 57th Street
         New York, NY 10019
         Facsimile:  (212) 583-8567
         Attention:  Legal Department

         With a copy to:

         Sidley Austin Brown & Wood LLP
         Bank One Plaza
         10 S. Dearborn Street
         Chicago, IL 60603
         Facsimile:  (312) 853-7036
         Attention:  John J. Sabl

         Sidley Austin Brown & Wood LLP
         787 Seventh Avenue
         New York, NY 10019
         Facsimile:  (212) 839-5599
         Attention:  J. Gerard Cummins

         If to the Company:

         Global Signal Inc.
         301 North Cattlemen Road, Suite 300
         Sarasota, FL 34232
         Facsimile:  (941) 308-4170
         Attention:  Greerson G. McMullen, Esq. - Executive Vice President,
                     General Counsel and Secretary

         With a copy to:

         Fortress Investment Group LLC
         1251 Avenue of the Americas
         New York, NY 10020
         Facsimile:  (212) 798-6060
         Attention:  Alan Chesick - General Counsel

         And a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         4 Times Square
         New York, NY 10036
         Facsimile:  (212) 735-2000
         Attention:  Joseph A. Coco, Esq.

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' officers and employees, any controlling persons referred to herein, the Company's directors and the Company's officers who signed the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Common Shares from any of the several Underwriters merely because of such purchase.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                      Very truly yours,


                                      GLOBAL SIGNAL INC.


                                      By: /s/ Wesley R. Edens
                                          ------------------------------
                                      Name:  Wesley R. Edens
                                      Title: Chief Executive Officer and
                                             Chairman of the Board of Directors

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC

      Acting as Representatives of the
      several Underwriters named in the
      attached Schedule A.

         By: Morgan Stanley & Co. Incorporated


         By: /s/ David Schwarzbach
             --------------------------------------
             Name:   David Schwarzbach
             Title:  Executive Director


         By: Banc of America Securities LLC


         By: /s/ Stephen J. Ketchum
            --------------------------------------
            Name:   Stephen J. Ketchum
            Title:  Managing Director

                                                                    SCHEDULE A

                                                               Number of Firm
                                                               Common Shares
Underwriters                                                   to be Purchased
----------------------------------------------------------     ---------------

Morgan Stanley & Co. Incorporated ......................           1,868,750
Banc of America Securities LLC .........................           1,868,750
Citigroup Global Markets Inc. ..........................             862,500
Raymond James & Associates, Inc. .......................             862,500
Blaylock & Company, Inc.................................             287,500

                                                                --------------
         Total .........................................           5,575,000


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                                                                    SCHEDULE B

                         Non-Investment Grade Insurers

Excess D&O insurance policy held by the Company with a limit of liability of $5.0 million in excess of $25.0 million has been issued by Arch Insurance, which insurer carries a rating of BBB-.


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                                                                     EXHIBIT A

May    , 2005


MORGAN STANLEY & CO. INCORPORATED
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
RAYMOND JAMES & ASSOCIATES INC.
BLAYLOCK & COMPANY, INC.

c/o MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, NY 10036

and

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

as Representatives of the several Underwriters

Re:  Global Signal Inc. (the "Company") Public Offering of Common Stock


Ladies and Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of common stock of the Company, par value $0.01 per share ("Common Stock"), or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for acquisitions and its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering. Terms not defined herein shall have the meaning assigned to them in the Underwriting Agreement, dated May ___, 2005, by and among the Company, Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, as Representatives of the several Underwriters.

         In consideration of the foregoing, the undersigned agrees with the underwriters that, prior to 30 days after the date of the Prospectus relating to the Offering, the undersigned will not directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or in any manner transfer all or a portion of the economic consequences associated with the ownership of shares of Common Stock, or cause a registration statement covering any shares of Common Stock to be filed, without the prior written consent of the Representative [Add the following language to the letter for FRIT PINN LLC, and its affiliates that have pledged securities under a credit agreement: ; provided, however, that the foregoing shall not limit or otherwise affect in any respect the rights of the Lenders (as defined below)
(i) under a certain Credit Agreement, dated as of December 21, 2004 and amended as of March 1, 2005 (the "Fortress Credit Agreement"), by and among the undersigned, Bank of America, N.A., as Administrative Agent, each lender from time to time party thereto, and Banc of America Securities LLC and Morgan Stanley Asset Funding Inc., as Joint Lead Arrangers and Joint Book Managers (collectively, the "Lenders"), and (ii) under the Security Agreements (as such term is defined in the Fortress Credit Agreement), to dispose of, seize, or take any other action with respect to the 19,162,248 shares of Common Stock pledged to the Lenders, including, without limitation, the filing of a shelf registration statement with respect to the shares of Common Stock pledged to the Lenders.] [Add the following language to the letter for Greenhill and its affiliates: ; provided, however, that the foregoing shall not limit or otherwise affect in any respect the rights of the Lenders (as defined below)
(i) under a certain Credit Agreement, dated as of February 16, 2005 (the "Greenhill Credit Agreement"), by and among the undersigned, Morgan Stanley Asset Funding Inc., and certain lenders (collectively, the "Lenders"), and
(ii) the security agreements entered into in connection with the Greenhill Credit Agreement, to dispose of, seize, or take any other action with respect to the 8,383,234 shares of Common Stock pledged to the Lenders, including, without limitation, the filing of a shelf registration statement with respect to the shares of Common Stock pledged to the Lenders.] [Add the following language to the letter for each officer: ; provided, however, that the foregoing shall not limit or otherwise affect in any respect the ability of the undersigned (i) to sell shares of Common Stock beneficially owned by the undersigned pursuant to, and in accordance with, the undersigned's trading plan established prior to the date hereof pursuant to Rule 10b5-1(c)(1) of the Exchange Act or (ii) to enter into a new Rule 10b5-1(c)(1) trading plan with respect to shares of Common Stock beneficially owned by the undersigned; so long as no sales of shares of Common Stock are made pursuant to such new plan prior to the expiration of the restricted period described herein.]

         The 30-day restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the 30-day restricted period, the Company issues an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day period, the "lock-up" restrictions described above will continue to apply until the expiration of the 18-day period beginning on the earnings release or the occurrence of the material news or material event.

         With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                           [Signature page follows]



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         Printed Name of Holder


By:
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                Signature


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Printed Name of Person Signing (and indicate
capacity of person signing if signing as custodian, trustee, or on behalf of an entity)